AMENDMENT NO. 18

THIRD AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment (the “Amendment”) effective April 29, 2016 amends the Third Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, is hereby amended as follows:

W I T N E S S E T H:

WHEREAS, the parties agree to amend the Agreement to change the name of Invesco V.I. Money Market Fund to Invesco V.I. Government Money Market Fund and to increase the administrative services fee payable to Invesco by 0.03% in consideration for the provision of the following services: (i) implementation and oversight of procedures to accommodate a floating net asset value (NAV) for money market funds that do not maintain a stable NAV, including additional valuation requirements, (ii) assistance with the implementation and maintenance of redemption fees and redemption gates imposed by the funds, (iii) implementation and maintenance of enhanced website reporting now required for money market funds, (iv) administration and coordination of N-MFP filings, (v) administration and coordination of Form N-CR filings, as needed, (vii) coordination of any additional tax analysis related to floating NAV money market funds and redemption fees, (vii) implementation and oversight of enhanced stress testing now required for money market funds, (viii) implementation and oversight of new diversification requirements for money market funds; and (ix) modification of internal systems to accommodate the foregoing services (collectively, the “Money Market Fund Administrative Services”);

NOW THEREFORE, the parties agree that:

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A TO

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Portfolios	Effective Date of Agreement
Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011
Invesco V.I. Core Equity Fund	May 1, 2000
Invesco V.I. Core Plus Bond Fund	May 1, 2000
Invesco V.I. Global Health Care Fund	April 30, 2004
Invesco V.I. Global Real Estate Fund	April 30, 2004
Invesco V.I. Government Securities Fund	May 1, 2000
Invesco V.I. High Yield Fund	May 1, 2000
Invesco V.I. International Growth Fund	May 1, 2000
Invesco V.I. Mid Cap Core Equity Fund	September 10, 2001
Invesco V.I. Government Money Market Fund	May 1, 2000
Invesco V.I. Small Cap Equity Fund	September 1, 2003
Invesco V.I. Technology Fund	April 30, 2004
Invesco V.I. Managed Volatility Fund	April 30, 2004
Invesco V.I. Diversified Dividend Fund	February 12, 2010
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco V.I. American Franchise Fund	February 12, 2010
Invesco V.I. American Value Fund	February 12, 2010
Invesco V.I. Comstock Fund	February 12, 2010

Invesco V.I. Equity and Income Fund	February 12, 2010
Invesco V.I. Global Core Equity Fund	February 12, 2010
Invesco V.I. Growth and Income Fund	February 12, 2010
Invesco V.I. Mid Cap Growth Fund	February 12, 2010
Invesco V.I. Value Opportunities Fund	September 10, 2001

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $5,000 per class of shares is charged for each class other than the initial class. The $5,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”

In addition to the rate described above, Invesco V.I. Government Money Market Fund shall also pay the Administrator 0.03% for the provision of the Money Market Fund Administrative Services.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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